UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2014

FURIEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-34641	27-1197863
(Commission File Number)	(IRS Employer ID Number)

3900 Paramount Parkway, Suite 150, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 456-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of stockholders for Furiex Pharmaceuticals, Inc. was held on May 22, 2014.

At the meeting, our stockholders elected six members to our board of directors for a term expiring at the annual meeting of stockholders in 2015, as follows:

Members	Number of Shares Voted For	Number of Shares Against or Withheld (Includes Abstentions)	Broker Non-Votes
June S. Almenoff, M.D., Ph.D.	7,063,805	176,447	2,205,332
Peter B. Corr, Ph.D.	7,190,536	49,716	2,205,332
Stephen R. Davis	7,156,440	83,812	2,205,332
Wendy L. Dixon, Ph.D.	6,784,738	455,514	2,205,332
Fredric N. Eshelman, Pharm.D.	6,982,510	257,742	2,205,332
Stephen W. Kaldor, Ph.D.	7,156,442	83,810	2,205,332

Our stockholders also ratified the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. The vote for such ratification was 9,274,872 shares for and 170,712 shares against (including abstentions).

At the meeting, our stockholders approved the advisory resolution approving the compensation of our named executive officers as presented in the Company’s proxy statement related to the annual meeting. The vote for such proposal was 7,110,618 shares for, 129,634 shares against (including abstentions) and 2,205,332 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FURIEX PHARMACEUTICALS, INC.

Date: May 28, 2014
/s/ Sailash I. Patel
Sailash I. Patel
Chief Financial Officer